UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      May 5, 2005

Power-One Inc

(Exact name of registrant as specified in its charter)

Delaware	000-29454	770420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the registrant’s annual meeting of shareholders held May 3, 2005, shareholders voted to approve the amendment of Power-One, Inc.’s (the “Company”) Restated Certificate of Incorporation. The amendment replaces the Company’s current Board structure, which consists of three classes of directors who are elected to staggered three-year terms of office, with a Board in which all directors are elected annually. The amendment will be effective upon filing an Amendment to the Company’s Restated Certificate of Incorporation with the Delaware Secretary of State. The Company expects the amendment to be filed within the next 10 business days.

As a result of this action, the Board of Directors unanimously approved the amendment of the Company’s Bylaws to meet the requirements under Delaware law for removal of directors by stockholders of a corporation that does not have a classified board.

The amendments to the Company’s Restated Certificate of Incorporation and its Bylaws referenced herein, are also stated in the Company’s Definitive 14A filed on March 28, 2005.  The Bylaws as amended may also be found via the “Governance” link under the “Investor Relations” link at the Company’s website located at www.power-one.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power-One Inc

May 5, 2005	By:	/s/ Eddie K. Schnopp
Eddie K. Schnopp
Senior Vice President - Finance, Treasurer and Chief Financial Officer